Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Luther Burbank Corporation on Form S-1 of our report dated July 26, 2017 on the consolidated financial statements of Luther Burbank Corporation and Subsidiaries and to the reference to us under the heading “Experts” in the prospectus.

Crowe Horwath LLP
Sacramento, California
December 5, 2017